Exhibit 99.1

For Immediate Release

Local Corporation Announces Corporate Name Change

IRVINE, Calif., Sept. 17, 2012—Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced that its corporate name has been legally changed to Local Corporation, from Local.com Corporation.

The name change, which was effective today, was approved by the company’s board of directors on Aug. 7, 2012. The name change reflects the growth in the company’s operations beyond the www.local.com website and into a more diversified local media business.

The company’s NASDAQ trading symbol “LOCM” will not change. A letter will be sent to company shareholders with additional information. Questions regarding the name change should be directed to the company’s investor relations department.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Key risks are described in the filings we make with the U.S. Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

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Investor Relations Contact:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com

Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com